Exhibit 23.1
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Elite Pharmaceuticals, Inc. pertaining to 1,680,000 shares of common stock of Elite Pharmaceuticals, Inc., of our report dated June 8, 2004, except for the fourth and fifth paragraphs of Note 13, as to which the date is June 24, 2004, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

                                                    MILLER, ELLIN & COMPANY, LLP

New York, New York
June 30, 2004